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                                                                       EXHIBIT 2



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                         REGISTRATION RIGHTS AGREEMENT


                                    between


                                KERR GROUP, INC.


                                      and


                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.


                               __________________

                                  May 10, 1995

                               __________________



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                         REGISTRATION RIGHTS AGREEMENT



                 Registration Rights Agreement, dated as of May 10, 1995, by and between Kerr Group, Inc., a Delaware corporation (the "Company"), and U.S. Trust Company of California, N.A., a national banking association, in its capacity as duly appointed and acting investment manager (the "Manager") of a segregated account held in the trust (the "Trust") created pursuant to a certain Trust Agreement between the Company and PNC Bank, National Association, dated as of February 26, 1993, under the Kerr Group, Inc. Retirement Income Plan (the "Plan").


                               R E C I T A L S :


                 WHEREAS, the Trust currently holds 118,200 shares of the Company's Common Stock ("Common Stock"), par value $0.50 per share; and

                 WHEREAS, the Company has agreed to contribute an additional 250,000 shares of its Common Stock to the Trust; and

                 WHEREAS, all 368,200 shares of Common Stock held by the Trust immediately following such contribution will be held in a single segregated account in the Trust (the "Segregated Account"); and

                 WHEREAS, the Manager has been appointed as a "fiduciary" of the Plan, as defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended, with the authority to act on behalf of the Plan with respect to all assets held in the Segregated Account; and

                 WHEREAS, the Company has agreed to grant the Manager certain registration rights with respect to shares of Common Stock held in the Segregated Account, on the terms and subject to the conditions herein set forth.

                 NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:





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SECTION 1.       REGISTRATION RIGHTS

                 (a)      Definitions.

                 As used in this Section 1:

                 (i) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

                 (ii) the term "Registrable Securities" means (A) shares of Common Stock held in the Segregated Account or by a Permitted Transferee (as herein defined) and (B) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referred to in clause (A) above;

                 (iii) the term "Holder" shall mean any holder of Registrable Securities;

                 (iv) the term "Initiating Holder" shall mean any Holder or Holders who in the aggregate are Holders of more than 25% of the then outstanding Registrable Securities;

                 (v) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act;

                 (vi) "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 1(b) and (c) hereof, including, without limitation, the fees and disbursements of counsel for the Holders in an amount not to exceed $10,000, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, listing fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

                 (vii) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities;

                 (viii) "Act" shall mean the Securities Act of 1933, as amended; and

                 (ix) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 (b)      Requested Registration.





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                 (i)      Request for Registration.  If the Company shall
receive from an Initiating Holder, at any time, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                 (A) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                 (B) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 30 business days after written notice from the Company is given under Section 1(b)(i)(A) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 1(b):

                         (w) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act or applicable rules or regulations thereunder; or

                         (x) After the Company has effected three (3) such registrations pursuant to this Section 1(b) and such registrations have been declared or ordered effective; provided, that not more than two such registrations shall involve underwritten offerings; or

                         (y) If the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $1,000,000; or

                         (z) within six (6) months immediately following the effective date of any registration statement pertaining to a firmly underwritten offering of equity securities of the Company in which the Holders were permitted to participate as set forth in Sections 1(b) or (c)





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                The registration statement filed pursuant to the request of the
Initiating Holders may, subject to the provisions of Section 1(b)(ii) below, include other securities of the Company which are held by officers or directors of the Company, or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration.

                The registration rights set forth in this Section 1 shall be assignable, in whole or in part, to any transferee of Common Stock (who shall be bound by all obligations of this Section 1) who shall acquire at least 50,000 shares of Common Stock (a "Permitted Transferee").

                (ii) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1(b).

                If officers or directors of the Company holding other securities of the Company shall request inclusion in any registration pursuant to Section 1(b), or if holders of securities of the Company other than Registrable Securities who are entitled, by contract with the Company or otherwise, to have securities included in such a registration (the "Other Stockholders") request such inclusion, the Holders shall offer to include the securities of such officers, directors and Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1. The Holders whose shares are to be included in such registration and the Company shall (together with all officers, directors and Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders from a list of underwriters supplied by the Company. Notwithstanding any other provision of this Section 1(b), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by officers or directors of the Company and the securities held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any officer, director or Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other





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securities to be underwritten, the Company may include its securities for its own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                (iii) Notwithstanding anything herein to the contrary, if the Company shall furnish to Initiating Holders, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                (c)      Company Registration.

                (i) If the Company shall determine to register any of its equity securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                (A) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within thirty
        (30) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 1(c)(ii) below. Such written request may specify all or a part of the Holders' Registrable Securities.

                (ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 1(c)(i)(A). In such event, the right of each of the Holders to registration pursuant to this Section 1(c) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable





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Securities in the underwriting to the extent provided herein.  The Holders whose shares are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 1(c), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers, directors and Other Stockholders of the Company (other than securities held by holders who by contractual right demanded such registration ("Demanding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares that may be included in the registration and underwriting by each of the Holders shall be reduced, on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such limitation; and if further reductions are still required, the number of shares that may be included in the registration and underwriting by each of the Demanding Holders shall be reduced by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                (iii) Number and Transferability. Each of the Holders shall be entitled to have its shares included in an unlimited number of registrations pursuant to this Section 1(c). The registration rights granted pursuant to this Section 1(c) shall be assignable, in whole or in part, to any Permitted Transferee (who shall be bound by all obligations of this Section 1).

                (d) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 1 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided; however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by any of the Holders, as applicable, the registration statement does not become effective, in which case each of the Holders and Other Stockholders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and provided, further, that such registration shall not be counted as a registration pursuant to Section 1(b)(i)(B)(x).





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                (e)      Registration and Listing Procedures.  In the case of
each registration effected by the Company pursuant to Section 1, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

                (i) keep such registration effective for a period of ninety (90) days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (A) such 90-day period shall be extended for a period of time equal to the period during which the Holders, as applicable, refrain from selling any securities included in such registration in accordance with provisions in Section 1(i) hereof; and (B) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement; and

                (ii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request; and

                (iii) use its best efforts to obtain a listing of the Registrable Securities on the New York Stock Exchange (or on any other exchange on which the Common Stock is then listed).

                (f)      Indemnification.

                (i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not





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misleading, and will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

                (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Act and the rules and regulations thereunder, each Other Stockholder and each of their officers, directors, and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such Other Stockholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided that the obligations of each of the Holders hereunder shall be limited to an amount equal to the proceeds to such Holder of securities sold as contemplated herein.

                (iii)    Each party entitled to indemnification under this
Section 1(f) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case





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the fees and expenses of counsel shall be at the expense of the Indemnifying
Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1(f) unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                (iv) If the indemnification provided for in this Section 1(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

                (vi) The foregoing indemnity agreement of the Company and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.





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                (g)      Information by the Holders.  Each of the Holders and
each Other Stockholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Stockholder and the distribution proposed by such Holder or Other Stockholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 1.

                (h)      Rule 144 Reporting.

                With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

                (i) make and keep public information available as those terms are understood and defined in Rule 144;

                (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

                (iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

        (i) "Market Stand-off" Agreement. Each of the Holders agrees, if requested by the Company and the lead underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder during the not more than 180-day period following the effective date of a registration statement of the Company filed under the Act, provided that all officers and directors of the Company enter into similar agreements.

                If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said not more than 180-day period. The provisions of this Section 1(i) shall be binding upon any Permitted Transferee.





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                (j)      Temporary Cessation of Offers and Sales by Holders.
The Holders acknowledge that there may occasionally be times when the Company may be required to suspend the use of the prospectus forming part of a registration statement until such time as an amendment to such registration statement has been filed by the Company and declared effective by the Commission, until the prospectus is supplemented or amended to comply with the Act, or until such time as the Company has filed an appropriate report with the Commission under the Exchange Act. The Company shall file any necessary amendments, supplements and reports as soon as practicable under the circumstances. No Holder shall sell any Registrable Securities pursuant to said prospectus during a period of not more than 45 days commencing at the time at which the Company gives the Holder notice of the suspension of the use of said prospectus and ending at the time the Company gives the Holder notice that the Holder may thereafter effect sales pursuant to said prospectus, as the same may have been supplemented or amended.

                (k) Termination. The registration rights set forth in this Section 1 shall not be available to any Holder if, in the opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144 under the Act.

SECTION 2.      INTERPRETATION OF THIS AGREEMENT

                2.1      Directly or Indirectly

                Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                2.2      Governing Law

                This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles thereof.

                2.3      Paragraph and Section Headings

                The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

                2.4      Invalidity of Provisions





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                If any provision of this Agreement is or becomes invalid,
illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                2.5      Time Is of the Essence

                Time is of the essence in this Agreement.

SECTION 3.      MISCELLANEOUS

                3.1      Notices

                (a) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered or certified mail:

                (1) if to the Company, at 1840 Century Park East, Suite 500, Los Angeles, CA 90067, marked for attention of Chief Financial Officer, or at such other address as the Company may have furnished the Manager in writing; or

                (2) if to the Manager, at 515 South Flower Street, Suite 2700, Los Angeles, CA 90071-2291, Attention: Trust Department, or at such other address as the Manager may have furnished the Company in writing.

                (b) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.





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                3.2      Successors and Assigns

                This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

                3.3      Entire Agreement; Amendment and Waiver

                This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior agreements or understandings with respect to the subject matter hereof between such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the holders of a majority of the Registrable Securities.

                3.4      Counterparts

                This Agreement may be executed in one or more counterparts with the same effect as if the parties executing the counterparts had each executed one instrument as of the date first above written.





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                IN WITNESS WHEREOF, the undersigned have executed this
Agreement as of the date first set forth above.

                                       KERR GROUP, INC.


                                       By:  /S/ Geoffrey A. Whynot
                                            ---------------------------------
                                       Name:   Geoffrey A. Whynot
                                       Title:  Vice President, Treasurer



                                       U.S. TRUST COMPANY OF CALIFORNIA, N.A


                                       By:  /S/ Charles E. Wert
                                            ---------------------------------
                                       Name:   Charles E. Wert
                                       Title:  Executive Vice President





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